Exhibit 99.1

PRESS RELEASE

Boingo Wireless Reports First Quarter 2021 Financial Results

−	Awarded contract with Rockefeller Center to design, install and manage a Wi-Fi 6 network

−	Pending acquisition by Digital Colony for approximately $854 million expected to close in the second quarter of 2021

LOS ANGELES – May 10, 2021 – Boingo Wireless (NASDAQ: WIFI), the leading distributed antenna system (“DAS”) and Wi-Fi provider that serves carriers, consumers, property owners and advertisers worldwide, today announced the Company's financial results for the first quarter ended March 31, 2021.

Management Commentary

“Our first quarter adjusted EBITDA increased 13.9% year-over-year to $21.3 million despite revenue being consistent with the prior year period,” commented Mike Finley, Chief Executive Officer, Boingo Wireless. “Growth in our Military and Private Networks and Emerging Technologies segments was offset by ongoing declines in our Legacy retail and advertising products due to the pandemic. We continued to execute with several new business wins during the quarter including an exciting agreement with Rockefeller Center in New York to construct the venue’s first Wi-Fi 6 network. We look forward to continuing to advance our business strategy and maximize value for our stockholders through the pending merger agreement with Digital Colony which remains on track to close during the second quarter of 2021.”

First Quarter 2021 Consolidated Financial Highlights

•	Revenue of $59.9 million was consistent with the first quarter of 2020.

•	Net loss attributable to common stockholders was $(6.4) million, or $(0.14) per diluted share, compared to $(4.6) million, or $(0.10) per diluted share, in the first quarter of 2020.

•	Adjusted EBITDA of $21.3 million increased 13.9% compared to $18.7 million in the first quarter of 2020. Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and is reconciled to net loss attributable to common stockholders, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA.”

•	Net cash provided by operating activities of $19.0 million was consistent with the first quarter of 2020.

•	Free cash flow was $(3.2) million compared to $(3.6) million in the first quarter of 2020. Free cash flow, which is a non-GAAP financial measure, is defined below and is reconciled to net cash provided by operating activities, the most comparable measure under GAAP, in the schedule entitled "Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flows."

•	Cash, cash equivalents and marketable securities were $36.3 million at March 31, 2021, down from $40.7 million at December 31, 2020. As of March 31, 2021, the Company had no amounts outstanding and $150.0 million of remaining borrowing capacity under its revolving credit facility.

First Quarter 2021 Segment Results

Carrier Services

Revenue of $26.9 million was consistent with the first quarter of 2020. Gross profit margin of 34.0% decreased 570 basis points compared to 39.8% in the first quarter of 2020. Income from operations of $2.6 million decreased 55.3% compared to $5.9 million in the first quarter of 2020.

Military

Revenue of $20.6 million increased 14.7% compared to $18.0 million in the first quarter of 2020. Gross profit margin of 77.0% increased 200 basis points compared to 75.0% in the first quarter of 2020. Income from operations of $7.3 million increased 51.4% compared to $4.8 million in the first quarter of 2020.

Private Networks and Emerging Technologies

Revenue of $0.9 million increased 75.1% compared to $0.5 million in the first quarter of 2020. Gross profit margin of 70.0% compared to a non-meaningful amount in the first quarter of 2020. Income from operations of $0.1 million decreased 83.9% compared to $0.4 million in the first quarter of 2020.

Multifamily

Revenue of $5.3 million increased 1.5% compared to $5.2 million in the first quarter of 2020. Gross profit margin of 26.4% decreased 220 basis points compared to 28.6% in the first quarter of 2020. Loss from operations of $(1.7) million compared to $(1.9) million in the first quarter of 2020.

Legacy

Revenue of $6.2 million decreased 33.3% compared to $9.3 million in the first quarter of 2020. Gross profit margin of 51.1% decreased 230 basis points compared to 53.4% in the first quarter of 2020. Loss from operations of $(0.3) million compared to income from operations of $0.6 million in the first quarter of 2020.

Business Highlights

•	The Company announced it has been selected by Rockefeller Center to design, install and manage a Wi-Fi 6 network to seamlessly deliver connectivity to the venue’s daily visitors, enable enhanced business operations, and to set the stage for a high-bandwidth experience for property tenant employees.

•	The Company joined the Qualcomm® Smart Cities Accelerator Program to help power smart cities through new wireless technology including 5G, Private Networks over CBRS, and Wi-Fi 6 to enrich lives through the transformation of city infrastructure and services.

•	The Company announced it has been selected by Foulger-Pratt, a real estate investment and development firm, to launch managed Wi-Fi services at three luxury multifamily properties in Washington, D.C. Boingo managed wireless networks will bring residents at Beckert’s Park, ONE501 and Press House fast, instant connectivity inside apartments and throughout all common areas.

•	As of March 31, 2021, the Company had a total of 76 DAS venues live comprised of 41,500 DAS nodes and an additional 11,400 nodes in backlog. This compares to 73 venues live comprised of 39,500 nodes as of March 31, 2020.

Acquisition by Digital Colony

On March 1, 2021, the Company announced that it has signed a definitive merger agreement to be acquired by an affiliate of Digital Colony Management, LLC. Under the terms of the agreement, which was unanimously approved by Boingo’s Board of Directors, Digital Colony will acquire all of the outstanding shares of Boingo common stock for $14.00 per share in cash, in a transaction valued at approximately $854 million, including the assumption of approximately $199 million of Boingo’s net debt obligations. The transaction is expected to close in the second quarter of 2021.

Due to the pending merger, Boingo will not host a conference call to discuss its first quarter 2021 financial results.

Convertible Notes Changes

On January 1, 2021, the Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging Contracts in Entity’s Own Equity (Subtopic 815-40) using the modified retrospective method. Results for reporting periods beginning on January 1, 2021 are presented under ASU 2020-06, while prior period amounts are not adjusted and continue to be reported in accordance with Accounting Standards Codification (“ASC”) 470-20, Debt with Conversion and Other Options.

Use of Non-GAAP Financial Measures

To supplement Boingo Wireless’ financial statements presented on a GAAP basis, Boingo Wireless provides Adjusted EBITDA and free cash flow as supplemental measures of its performance.

The Company defines Adjusted EBITDA as net loss attributable to common stockholders plus depreciation and amortization of property and equipment, stock-based compensation expense, amortization of intangible assets, income tax expense, interest expense and amortization of debt discount, interest income and other expense, net, non-controlling interests, and excludes charges or gains that are nonrecurring, infrequent, or unusual. Boingo Wireless believes Adjusted EBITDA is useful to investors in evaluating its operating performance. Boingo's management uses Adjusted EBITDA in conjunction with accounting principles generally accepted in the United States, or GAAP, and other operating performance measures as part of its overall assessment of the Company's performance for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. Adjusted EBITDA should not be considered as an alternative financial measure to net loss attributable to common stockholders, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP. Adjusted EBITDA for 2021 excludes transaction costs because they represent non-recurring charges and are not indicative of the underlying performance of the Company’s business operations.

The Company defines free cash flow as net cash provided by operating activities, less purchases of property and equipment. Boingo Wireless believes that free cash flow provides investors with additional useful information to measure operating liquidity because it reflects the amount of cash generated by the Company's operations after the purchases of property and equipment that can be used for strategic opportunities. Free cash flow should not be considered as an alternative financial measure to net cash provided by operating activities, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

About Boingo Wireless

Boingo Wireless, Inc. (NASDAQ: WIFI) helps the world stay connected. Our vast footprint of DAS, Wi-Fi and small cells reaches more than a billion people annually, making Boingo one of the largest providers of indoor wireless networks. You’ll find Boingo connecting people and things at airports, stadiums, military bases, convention centers, multifamily communities and commercial properties. To learn more about the Boingo story, visit www.boingo.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains "forward-looking statements" that involves risks, uncertainties and assumptions.

Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects" and similar references to future periods. These forward-looking statements include the quotations from management in this press release, as well as any regarding Boingo’s expectations regarding timing of and ability to complete the transaction with Digital Colony, statements regarding Boingo's future growth opportunities, operations and financial performance, including due to COVID-19, strategic plans and transactions and any future guidance. Forward-looking statements are based on Boingo's current expectations and assumptions regarding its business, the economy and other future conditions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Boingo's actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the impact of health epidemics, including the recent COVID-19 pandemic, on Boingo’s business, Boingo's ability to maintain its existing relationships and establish new relationships with venue partners, its ability to complete build-outs and sign venue contracts, its ability to achieve and maintain revenue growth and achieve profitability, its ability to execute on its strategic and business plans, as well as its ability to successfully compete with new technologies and adapt to changes in the wireless industry. Additionally, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: the risk that the merger with Digital Colony may not be consummated in a timely manner, if at all; the risk that the transaction may not be consummated, including, among others, as a result of buyer’s failure to comply with its covenants and that, in certain circumstances, Boingo may not be entitled to a termination fee, or due to potential or pending litigation regarding the merger; the risk that the definitive merger agreement may be terminated in circumstances that require Boingo to pay a termination fee; risks related to the diversion of management’s attention from Boingo’s ongoing business operations; risks regarding the failure of the buyer to obtain the necessary financing to complete the transaction; the effect of the announcement of the transaction on Boingo’s business relationships (including, without limitation, customers and venues), operating results and business generally; and risks related to obtaining the requisite consents to the transaction, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval. Further, there are other risks and uncertainties that could cause actual results to differ from those set forth in the forward-looking statements, which are described more fully in documents filed with or furnished to the Securities and Exchange Commission (“SEC”), including Boingo's Form 10-K for the year ended December 31, 2020 filed with the SEC on March 1, 2021, as amended through the Form 10-K/A filed with the SEC on April 28, 2021, which Boingo incorporates by reference into this press release. Any forward-looking statement made by Boingo in this press release speaks only as of the date on which it is made. Factors or events that could cause Boingo's actual results to differ may emerge from time to time, and it is not possible for Boingo to predict all of them. Boingo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Boingo, Boingo Wi-Finder, Boingo Broadband, and the Boingo Wireless Logo are registered trademarks of Boingo Wireless, Inc. All other trademarks are the properties of their respective owners.

Boingo Wireless, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2021	2020
Revenue	$59,929	$59,886
Cost of sales	29,702	28,759
Gross profit	30,227	31,127
Selling, general and administrative expenses	35,148	32,601
Amortization of intangible assets	937	1,111
Loss from operations	(5,858)	(2,585)
Interest expense and amortization of debt discount(1)	(657)	(2,349)
Interest income and other expense, net	(2)	254
Loss before income taxes	(6,517)	(4,680)
Income tax expense	(119)	(45)
Net loss	(6,636)	(4,725)
Net loss attributable to non-controlling interests	(192)	(92)
Net loss attributable to common stockholders	$(6,444)	$(4,633)

Net loss per share attributable to common stockholders:
Basic	$(0.14)	$(0.10)
Diluted	$(0.14)	$(0.10)

Weighted average shares used in computing net loss per share attributable to common stockholders:
Basic	44,690	44,272
Diluted	44,690	44,272

(1)	On January 1, 2021, we adopted ASU 2020-06 using the modified retrospective method. Results for reporting periods beginning on January 1, 2021 are presented under ASU 2020-06, while prior period amounts are not adjusted and continue to be reported in accordance with ASC 470-20.

Boingo Wireless, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share amounts)

	March 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$36,272	$36,111
Marketable securities	—	4,565
Accounts receivable, net	38,899	27,716
Prepaid expenses and other current assets	7,272	8,388
Assets held for sale	8,746	—
Total current assets	91,189	76,780
Property and equipment, net	404,683	406,328
Operating lease right-of-use assets, net	12,295	12,876
Goodwill	58,579	58,579
Intangible assets, net	9,714	10,652
Other assets	11,268	11,264
Total assets	$587,728	$576,479

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$23,994	$22,489
Accrued expenses and other liabilities	61,901	55,984
Deferred revenue	64,113	65,292
Current portion of operating leases	2,649	2,632
Current portion of long-term debt	778	778
Current portion of finance leases	132	573
Current portion of notes payable	24	95
Liabilities held for sale	4,436	—
Total current liabilities	158,027	147,843
Deferred revenue, net of current portion	172,352	159,462
Long-term portion of operating leases	13,749	14,487
Long-term debt(1)	199,086	171,695
Deferred tax liabilities	1,034	984
Other liabilities	—	87
Total liabilities	544,248	494,558

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 100,000 shares authorized; 44,736 and 44,631 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	4	4
Additional paid-in capital(1)	203,900	241,868
Accumulated deficit(1)	(157,944)	(158,066)
Accumulated other comprehensive loss	(2,742)	(2,279)
Total common stockholders’ equity	43,218	81,527
Non-controlling interests	262	394
Total stockholders’ equity	43,480	81,921
Total liabilities and stockholders’ equity	$587,728	$576,479

(1)	We adopted ASU 2020-06 on January 1, 2021 using the modified retrospective method. Adoption of ASU 2020-06 using the modified retrospective method required us to record a cumulative effect adjustment to additional paid-in capital and accumulated deficit of $39,921 and $6,566, respectively, on January 1, 2021.

Boingo Wireless, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2021	2020
Cash flows from operating activities
Net loss	$(6,636)	$(4,725)
Adjustments to reconcile net loss including non-controlling interests to net cash provided by operating activities:
Depreciation and amortization of property and equipment	20,745	18,646
Amortization of intangible assets	937	1,111
Impairment loss, loss on disposal of fixed assets, net, and other	27	(30)
Stock-based compensation	2,277	1,537
Amortization of deferred financing costs and debt discount, net of amounts capitalized	421	2,343
Non-cash operating lease cost	567	639
Gains and amortization of premiums/discounts for marketable securities	64	(81)
Change in deferred income taxes	—	(12)
Changes in operating assets and liabilities:
Accounts receivable	(15,097)	(4,912)
Prepaid expenses and other assets	(1,171)	(1,071)
Accounts payable	688	(166)
Accrued expenses and other liabilities	3,165	(3,253)
Deferred revenue	13,700	9,801
Operating lease liabilities	(721)	(794)
Net cash provided by operating activities	18,966	19,033
Cash flows from investing activities
Purchases of marketable securities	—	(15,032)
Proceeds from maturities of marketable securities	4,500	25,965
Purchases of property and equipment	(22,140)	(22,592)
Net cash used in investing activities	(17,640)	(11,659)
Cash flows from financing activities
Proceeds from credit facility	—	100,000
Principal payments on credit facility	(194)	—
Proceeds from exercise of stock options	129	185
Payments of finance leases and notes payable	(511)	(1,285)
Payments of withholding tax on net issuance of restricted stock units	(592)	(461)
Payments to non-controlling interest	—	(262)
Net cash (used in) provided by financing activities	(1,168)	98,177
Effect of exchange rates on cash	3	(36)
Net increase in cash and cash equivalents	161	105,515
Cash and cash equivalents at beginning of period	36,111	40,401
Cash and cash equivalents at end of period	$36,272	$145,916
Supplemental disclosure of non-cash investing and financing activities
Property and equipment costs included in accounts payable, accrued expenses and other liabilities	$41,054	$39,754
Capitalized stock-based compensation included in property and equipment costs	$140	$149
Financed sale of intangible assets held for sale	$184	$277

Boingo Wireless, Inc.

Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2021	2020
Net loss attributable to common stockholders(1)	$(6,444)	$(4,633)
Depreciation and amortization of property and equipment	20,745	18,646
Stock-based compensation expense	2,277	1,537
Amortization of intangible assets	937	1,111
Income tax expense	119	45
Interest expense and amortization of debt discount(1)	657	2,349
Interest income and other expense, net	2	(254)
Non-controlling interests	(192)	(92)
Transaction costs	3,204	—
Adjusted EBITDA	$21,305	$18,709

(1)	On January 1, 2021, we adopted ASU 2020-06 using the modified retrospective method. Results for reporting periods beginning on January 1, 2021 are presented under ASU 2020-06, while prior period amounts are not adjusted and continue to be reported in accordance with ASC 470-20.

Boingo Wireless, Inc.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2021	2020
Net cash provided by operating activities	$18,966	$19,033
Purchases of property and equipment	(22,140)	(22,592)
Free cash flows	$(3,174)	$(3,559)

Boingo Wireless, Inc.

Segment Results of Operations

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2021	2020
Revenue:
Carrier services	$26,883	$26,848
Military	20,645	18,002
Multifamily	5,304	5,224
Legacy	6,204	9,302
Private networks and emerging technologies	893	510
Total revenue	$59,929	$59,886

Cost of sales:
Carrier services	$17,737	$16,175
Military	4,757	4,505
Multifamily	3,905	3,732
Legacy	3,035	4,336
Private networks and emerging technologies	268	11
Total cost of sales	$29,702	$28,759

Gross profit:
Carrier services	34.0%	39.8%
Military	77.0	75.0
Multifamily	26.4	28.6
Legacy	51.1	53.4
Private networks and emerging technologies	70.0	97.8
Total gross profit	50.4%	52.0%

Income (loss) from operations:
Carrier services	$2,621	$5,866
Military	7,265	4,800
Multifamily	(1,680)	(1,930)
Legacy	(307)	603
Private networks and emerging technologies	71	441
Unallocated overhead costs	(13,828)	(12,365)
Total loss from operations	$(5,858)	$(2,585)

Boingo Wireless, Inc.

Key Business Metrics

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2021	2020
Key business metrics:
DAS nodes(1)	41.5	39.5
DAS nodes in backlog(2)	11.4	10.8
Subscribers—military(3)	137	135

(1)	This metric represents the number of active DAS nodes as of the end of the period. A DAS node is a single communications endpoint, typically an antenna, which transmits or receives radio frequency signals wirelessly. This measure is an indicator of the reach of the Company’s DAS network.

(2)	This metric represents the number of DAS nodes under contract but not yet active as of the end of the period.

(3)	This metric represents the number of paying customers who are on a month-to-month subscription plan at a given period end.

CONTACTS:

PRESS:

Melissa Robinson

Vice President, Marketing & Communications

mrobinson@boingo.com

(818) 321-7234

INVESTORS:

Kimberly Orlando and Ariel Papermaster

ADDO Investor Relations

investors@boingo.com

(310) 829-5400